Exhibit 10(u)

501 MERRITT 7, P.O. BOX 4500, NORWALK, CT 06856-4500

PETER C. KOSCHE		April 12, 2002
Senior Vice President, Corporate Affairs
Phone:	203-750-2814
Fax:	203-750-3205
E-mail:	pckosche@corp.olin.com

Mr. John McIntosh

2008 Woodchase Way, NE

Cleveland, TN 37311

Dear John:

This letter serves to confirm and clarify Olin’s commitment to lend you up to $60,000. The terms and conditions of this loan are as follows:

•	The term of the loan will be five years

•	No interest shall accrue on the outstanding principal balance if paid before the five year term has expired.

•	Principal on this note shall be repaid in installments or full beginning twelve months after the loan has been executed.

•	Interest will accrue on overdue principal at a fluctuating rate per annum equal to the sum of the borrowing rate plus 3% from the due date of such principal. The borrowing rate shall mean the base rate announced by Citibank, N.A., New York, NY or in the absence of such rate, the market rate as shall be determined by the Chief Financial Officer or Treasurer.

•	Repayment date shall mean the earlier of five years from loan execution and/or the date on which you cease for any reason to be on Olin’s active payroll.

If you have any questions, please do not hesitate to call me.

O    L    I    N      C    O    R    P    O     R    A    T    I    O    N

“***	Omitted pursuant to a request for confidential treatment and filed separately with the Commission.”

501 MERRITT 7, P.O. BOX 4500, NORWALK, CT 06866-4500

PETER C. KOSCHE

Senior Vice President, Corporate Affairs
Phone:	203-750-2814
Fax:	203-750-3205
E-mail:	pckosche@corp.olin.com

April 11, 2002

To Whom It May Concern:

This serves as a formal commitment that Olin Corporation will lend John L. McIntosh, SS #[***], up to $60,000.00. This commitment is valid for a period of eighteen months from the date of this letter.

If you have any questions, please do not hesitate to call.

Sincerely,

/s/    P.C. KOSCHE

P.C. Kosche

“***	Omitted pursuant to a request for confidential treatment and filed separately with the Commission.”